PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 17, 2007—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2007.

Product sales for the quarter increased 14% over the prior-year quarter to $4.31 million from $3.78 million. Total revenue, consisting of product sales and contract research and development revenue, increased 14% to $5.00 million for the second quarter of fiscal 2008 from $4.40 million in the prior-year quarter. Net income for the second quarter of fiscal 2008 increased 28% to $1.64 million, or $0.34 per diluted share, compared to $1.28 million, or $0.27 per share, for the prior-year quarter.

For the first six months of fiscal 2008, product sales increased 26% to $8.58 million from $6.83 million for the first six months of fiscal 2007. Total revenue increased 21% to $9.71 million for the first half of fiscal 2008 from $8.03 million for the prior-year period. Net income for the first half of fiscal 2008 was $3.23 million, or $0.67 per diluted share compared to $2.18 million, or $0.45 per diluted share, for the first half of fiscal 2007.

"We are pleased with our results for the quarter," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Record revenues drove strong earnings. We also renewed agreements with two important customers, St. Jude Medical and Avago Technologies."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, uncertainties related to the renewal of agreements with large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                            NVE CORPORATION
                          STATEMENTS OF INCOME
 QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (Unaudited)

                                            Quarter Ended September 30
                                                2007           2006
                                            ------------   ------------
Revenue
  Product sales                             $ 4,311,862    $ 3,777,060
  Contract research and development             692,758        621,308
                                            ------------   ------------
Total revenue                                 5,004,620      4,398,368
Cost of sales                                 1,850,960      1,439,181
                                            ------------   ------------
Gross profit                                  3,153,660      2,959,187
Expenses
  Research and development                      314,037        566,246
  Selling, general, and administrative          575,422        535,213
                                            ------------   ------------
Total expenses                                  889,459      1,101,459
                                            ------------   ------------
Income from operations                        2,264,201      1,857,728
Interest income                                 246,857        149,440
Other income                                       -            25,246
                                            ------------   ------------
Income before taxes                           2,511,058      2,032,414
Provision for income taxes                      866,284        748,943
                                            ------------   ------------
Net income                                  $ 1,644,774    $ 1,283,471
                                            ============   ============
Net income per share – basic                $      0.35    $      0.28
                                            ============   ============
Net income per share – diluted              $      0.34    $      0.27
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,634,442      4,616,819
  Diluted                                     4,794,855      4,791,160
Supplemental financial data
  Stock-based compensation                  $   151,118    $   117,467
  Cash paid for income taxes                $ 1,405,000    $      -

                                             Six Months Ended Sept. 30
                                                2007           2006
                                            ------------   ------------
Revenue
  Product sales                             $ 8,580,962    $ 6,830,388
  Contract research and development           1,132,941      1,203,175
                                            ------------   ------------
Total revenue                                 9,713,903      8,033,563
Cost of sales                                 3,293,928      2,839,002
                                            ------------   ------------
Gross profit                                  6,419,975      5,194,561
Expenses
  Research and development                      821,674      1,096,858
  Selling, general, and administrative        1,139,165        941,945
                                            ------------   ------------
Total expenses                                1,960,839      2,038,803
                                            ------------   ------------
Income from operations                        4,459,136      3,155,758
Interest income                                 471,378        261,346
Interest expense                                   -              (589)
Other income                                       -            25,246
                                            ------------   ------------
Income before taxes                           4,930,514      3,441,761
Provision for income taxes                    1,698,405      1,266,484
                                            ------------   ------------
Net income                                  $ 3,232,109    $ 2,175,277
                                            ============   ============
Net income per share – basic                $      0.70    $      0.47
                                            ============   ============
Net income per share – diluted              $      0.67    $      0.45
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,632,506      4,616,704
  Diluted                                     4,792,882      4,791,046
Supplemental financial data
  Stock-based compensation                  $   158,410    $   120,036
  Cash paid for income taxes                $ 1,484,313    $    44,300

                                NVE CORPORATION
                                BALANCE SHEETS
                        SEPTEMBER 30 AND MARCH 31, 2007

                                                (Unaudited)
                                               Sept. 30, 2007   March 31, 2007
                                               --------------   --------------
ASSETS
Current assets
  Cash and cash equivalents                    $   1,159,314    $     397,423
  Marketable securities, short term                1,482,194          982,415
  Accounts receivable, net of allowance for
    uncollectible accounts of $15,000              2,330,794        2,005,005
  Inventories                                      2,145,163        2,016,858
  Deferred tax assets                                434,791        1,328,106
  Prepaid expenses and other assets                1,035,310          333,587
                                               --------------   --------------
Total current assets                               8,587,566        7,063,394
Fixed assets
  Machinery and equipment                          4,937,848        4,458,948
  Leasehold improvements                             436,794          413,482
                                               --------------   --------------
                                                   5,374,642        4,872,430
  Less accumulated depreciation                    4,047,854        3,834,683
                                               --------------   --------------
Net fixed assets                                   1,326,788        1,037,747
Marketable securities, long term                  18,389,978       16,909,353
                                               --------------   --------------
Total assets                                   $  28,304,332    $  25,010,494
                                               ==============   ==============
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
  Accounts payable                             $     406,795    $     502,595
  Accrued payroll and other                          422,966          590,287
  Deferred revenue                                   110,448           29,357
                                               --------------   --------------
Total current liabilities                            940,209        1,122,239
Shareholders’ equity
  Common stock                                        46,352           46,274
  Additional paid-in capital                      18,491,604       18,289,248
  Accumulated other comprehensive loss               (42,957)         (84,282)
  Retained earnings                                8,869,124        5,637,015
                                               --------------   --------------
Total shareholders’ equity                        27,364,123       23,888,255
                                               --------------   --------------
Total liabilities and shareholders’ equity     $  28,304,332    $  25,010,494
                                               ==============   ==============